UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2022

INSPIRE MEDICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38468	26-1377674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Wayzata Blvd., Suite 1600

Golden Valley, Minnesota 55416

(Address of principal executive offices) (Zip Code)

(844) 672-4357

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	INSP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On August 18, 2022, Inspire Medical Systems, Inc. (the “Company”) agreed to prepay, and, on August 19, 2022, prepaid in full, all loans under that certain Loan and Security Agreement, dated as of August 7, 2015, as amended, by and between the Company and Oxford Finance LLC (“Loan Agreement”).  As a result of the prepayment, the Loan Agreement was terminated in full (other than certain indemnification and confidentiality obligations) and all security interests granted under the Loan Agreement in certain assets of the Company and its subsidiaries were released.  In connection with the prepayment, the Company paid Oxford Finance LLC prepayment fees of approximately $194,000. There are no material relationships between the Company and Oxford Finance LLC, other than in respect of the Loan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIRE MEDICAL SYSTEMS, INC.

Date:	August 24, 2022	By:	/s/ Bryan K. Phillips
Bryan K. Phillips
Sr. Vice President, General Counsel